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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 30, 2000 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) which appears in the Annual Report on Form 10-K of Franklin Telecommunications Corp. and subsidiaries for the year ended June 30, 2000.


Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
January 24, 2001